                                                               EXHIBIT 10(xiv)

                         CONSULTING SERVICES AGREEMENT

         THIS AGREEMENT is entered into effective October 7, 1996, by and between Nevada Manhattan Mining Inc., a Nevada corporation (hereinafter "Company"), and Behre Dolbear & Company., Inc., a Delaware Corporation (hereinafter "Consultant).

         1. THE SERVICES: Consultant shall perform for Company the consulting services (hereinafter the "Services") described in Section A of the attached Schedule, which Schedule by this reference is incorporated herein.

         2. PERFORMANCE SCHEDULE: The Services shall be performed during the period mentioned in Section B of the Schedule. Company, however, may terminate this Agreement at any time without cause upon giving Consultant notice of termination. If Company terminates this Agreement, Company shall pay Consultant for all work performed and costs incurred by Consultant as a consequence of such termination.

         3. COMPENSATION AND AUDIT: For performance of the Services, Company shall pay Consultant compensation in accordance with Section C of this Schedule. Consultant shall maintain records relating to the costs and expenses for which Consultant seeks reimbursement hereunder including the time spent in performing the Services. Consultant shall retain such records for a period of 6 months after the termination of this Agreement and Company may, upon request, audit such records or any other documentation pertaining to the Services; provided, however, Consultant may exclude its trade secrets from any such audit. Consultant shall ensure that any firm acting on its behalf in connection with the Services maintains and retains comparable records for the same period as required of the Consultant, and permits Company to conduct audits of such records.

         4. INDEPENDENT CONTRACT: In performing the Services, Consultant shall operate as and have the status of an independent contractor and shall not act as or be an agent or employee of Company. As an independent contractor, Consultant will be solely responsible for determining the means, manner, and method for performing the Services. Company shall have no right to control or to exercise any supervision over Consultant as to how the Services will be accomplished.

         5. COMPANY'S REPRESENTATIVE: Consultant shall make itself available at all reasonable times and places to consult with Company in connection with the Services. Consultant shall report to and consult with Company through a representative designated by Company (hereinafter "Company's Representative"). The name of the Company's Representative is set forth in Section E of the Schedule.

         6. WARRANTY: Consultant warrants that its activities will follow accepted engineering standards.

         With respect to Consultant's report and the use thereof by Company, Company agrees to indemnify, and hold harmless Consultant and its stockholders, controlling persons, directors, officers, employees, Associates and other independent contractors and agents against any and all losses, claims, damages, liabilities or actions to which they or any of them may become subject under the Securities Act of 1933, the Securities Exchange Act of 1934, or any other statute or common law, and to reimburse them on a current basis for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions.

         Notwithstanding the above, Company will not be liable to Behre Dolbear if it shall be determined by a court that:

         A. Behre Dolbear did not follow accepted engineering standards, or

         B.      With regards to securities law claims:

                 (1) The Behre Dolbear report contains an untrue statement of a material fact or omits to state a material fact that is necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and

                 (2) Such statement or omission was not made or omitted in reliance upon information furnished to the Behre Dolbear People by Company for use in connection with the preparation of the Behre Dolbear report.

                 Any information furnished by Company is a representation or warranty by Company and Company is responsible for the accuracy and completeness of such information.

         7. INSURANCE: All of the Consultant's activities hereunder shall be at its own risk, and Consultant shall not be entitled to Workers' Compensation or other insurance protection provided by Company, nor shall Consultant be entitled to the benefit of any other plans or programs intended for Company's employees.

         8. INDEMNITY: Consultant shall defend, indemnify and save Company, its joint venturers, if any, and its affiliated entities and the directors, officers, employees, and agents of Company, its joint venturers, or its affiliated entities, harmless from and against any and all losses, claims. demands. liabilities, suits of actions (including all reasonable expenses and attorneys' fees) arising out of injuries to or the death of any person or persons, including the employees of each party hereto and the employees of those performing on their behalf, or arising out of loss of or damage to the property of any person or persons, including the property of Company, caused by or resulting from the acts or omissions of the Consultant or any one performing on its behalf, except that Consultant assumes no liability for the sole negligent acts or omissions of Company or another indemnified party.

         9. CONFIDENTIALITY: All knowledge and information acquired or developed by or on behalf of Consultant hereunder shall be and remain the confidential and proprietary information of Company. All such information shall be turned over to Company at the termination of this Agreement. Consultant shall ensure that it and those performing on its behalf maintain strict security over all knowledge and information acquired or developed by it during the performance of this

Agreement and shall not divulge any such knowledge or information directly or indirectly to any person, other than the authorized representatives of Company, without the Company's prior written consent.

         10. SUBCONTRACTS AND ASSIGNMENTS: Consultant's rights and obligations hereunder are deemed to be personal and may not be transferred or assigned, and any attempted assignment shall be void and of no effect. Consultant shall not subcontract for any part of the Services or obligations hereunder without the prior written consent of Company. This Agreement may be assigned by Company, and notice of such assignment shall be given to Consultant. This Agreement shall be binding upon and inure to the benefit of Company, its successors and assigns.

         11. WAIVER: No change in, addition to, or waiver of any of the provisions of this Agreement shall be binding upon either party unless in writing signed by an authorized representative of each party. No waiver by either party of any breach by the other party of any of the provisions of this Agreement shall be construed as a waiver of any subsequent breach, whether of the same or of a different provision in this Agreement.

         12. NOTICE: Any notice required or permitted hereunder shall be deemed to have been properly given when (1) delivered personally to the party for whom it is intended, (2) seventy-two (72) hours after deposit in the U.S. Mail (certified and return receipt requested) of an original or confirming copy, (3) twenty-four (24) hours after entrustment to a professional overnight courier service, or (4) upon receipt of transmission by facsimile, with all necessary postage or charges fully prepaid, addressed to the party for whom it is intended, at the addresses set forth in Section D of the Schedule.

         13. SURVIVAL: Notwithstanding the termination of this Agreement, any duty or obligation which has been incurred and which has not been fully observed, performed, or discharged, and any right, unconditional or conditional, which has been created and has not been fully enjoyed, enforced, or observed, performed, or satisfied (including but not limited to the duties, obligation, and rights with respect to confidentiality) shall survive such expiration or termination until such duty or obligation has been fully observed, or discharged and such right has been enforced, enjoyed, or satisfied.

         14. SEVERABILITY: In the event that any of the provisions, or portions or applications thereof, of this Agreement are held to be unenforceable or invalid by any court of competent jurisdiction, Consultant and Company shall negotiate an equitable adjustment in the provisions of this Agreement with a view toward effecting the purpose of this Agreement and the validity and enforceability of the remaining provisions, or portions or applications thereof, shall not be affected thereby.

         15. LIMIT OF LIABILITY: Notwithstanding any other provision of the Agreement, Consultant's aggregate limit of liability under this Agreement and Company's exclusive remedy for any eventuality shall not exceed the dollar value of consultant's billings for services, and neither party shall be responsible or held liable to the other for indirect or consequential damages, including but not limited to loss of profit, loss of investment, loss of product or business interruption. The warranties, obligations, liabilities and remedies of the parties, as provided herein, are exclusive and in lieu of any others available at law, in equity or otherwise.

         16. GOVERNING LAW: The provisions of this Agreement will be construed in accordance with the laws of the State of Colorado. The parties agree that any action concerning this Agreement must be brought in a court of competent jurisdiction in the City and County of Denver, State of Colorado, and they do hereby submit to the jurisdiction of such court regardless of their residence or where this Agreement may be executed.

         17. ENTIRE AGREEMENT: This Agreement including the Schedule attached hereto sets forth the full and complete understanding of the parties hereto as of the date hereof relating to the subject matter hereof and supersedes any and all other agreements or representations, oral or written, made or dated prior thereto and may be amended only by a written statement signed by both parties.

         In witness whereof, the parties hereto have entered into the Agreement effective as of the date first above written.




                                         COMPANY:

                                         By: /s/ JEFFREY S. KRAMER
                                             --------------------------------
                                                 Jeffrey S. Kramer
                                                 Senior Vice President



                                         CONTRACTOR:

                                         Behre Dolbear & Company, Inc.

                                         By: /s/ TA M. LI
                                             ---------------------------------
                                         Ta M. Li
                                         Vice President, Corporate Development
                                         Federal Tax ID #13-2848972

                                    SCHEDULE

SECTION A - SCOPE OF SERVICES

         1. The Services to be performed by Consultant under this Agreement shall be generally as described in this Paragraph 1 below. The primary location for Consultant's performance of consulting Services shall be Denver, Colorado with supplemental consulting Services to be performed elsewhere as necessary and as approved in advance in writing by Company,

         2.      Scope of Services

                 The Consultant will be responsible for providing independent technical advisory services related to the development of the Abubakar Gold Project, Kalimantan, Indonesia. Initially, that assignment constitutes advisory and validation services for geologic exploration program at the subject concession. Advisory services would also include related technical input for other aspects of potential project development.

SECTION B - TERM OF THE AGREEMENT

         Unless sooner terminated by Company, the term of this Agreement shall commence as of October 7, 1996 and shall continue for an initial period of six months or upon satisfactory completion of the Services prior to such date.

SECTION C - COMPENSATION

         1. Consultant's fees are charged on a time basis at the maximum hourly rate of US$137.50, to a maximum of $1,100.00 per day.

                 a. A minimum of two (2) days per month will be paid by the Company to the Consultant for the six month duration of this contract. Unused days will accrue until the end of the six month period, as which time, if not used will be forfeited by the Company.

         2. In addition to payments for Services, Company will reimburse Consultant for the following expenses incurred in the performance of the Services under this Agreement:

                 (a) Travel undertaken in the performance of Services hereunder;

                 (b) Reasonable and necessary expenses incurred by Consultant for food and lodging associated with (a) above;

                 (c) Telegram, cable, and telex charges. In lieu of itemizing telephone charges, and to offset costs of computers, a flat 2.5% of labor fees will be assessed as usage charges;

                 (d)      Prints, reproductions, copies and facsimiles;

                 (e) Postage, courier express, air express, and air freight charges;

                 (f) Use of personal automobiles or vehicles at the rate established by Consultant;

                 (g)      Royalties on computer software;

                 (h) Professional liability insurance. A fee of 1.5% of labor fees will be assessed to offset this cost;

                 (i)      Clerical fees at $35 per hour; and

                 (j) Other costs and expenses incurred in the performance of Services hereunder,

         3. Invoices will be sent to Company monthly and are due upon receipt. Invoices not paid within 30 days of the date of invoice are subject to a late fee of 1.5% per month.

         4. If charges and reimbursable expenses are not paid when due and collection proceedings are required, Company agrees to pay all of Consultant's costs and collection including the actual legal fees incurred by Consultant.

SECTION D - NOTICES

Notices to Company shall be sent to:

Jeffrey S. Kramer, Sr.  Vice President
Nevada Manhattan Mining, Inc.
5038 N. Parkway Calabasas, Suite 100
Calabasas, CA 91302
(818) 591-4400, (818) 591-4411 (fax)

With a copy concurrently to:

William R. Wilson
Nevada Manhattan Mining, Inc.
410 17th Street, Suite 1375
Denver, Colorado 80202
(303) 820-2840, (303) 595-9717

Notices to Consultant shall be sent to:

Ta M. Li
Behre Dolbear Co., Inc.
1601 Blake Street, Suite 301
Denver, CO 80202
(303) 620-0020, (303) 620-0024 (fax)

SECTION E - COMPANY'S REPRESENTATIVE

         Company's Representative is William R. Wilson or such party as may be designated in writing by the Company.